American Funds Developing World Growth and Income Fund

May 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$2,607
Class B	$ -
Class C	$ - *
Class F1	$253
Class F2	$1,949
Total	$4,809
Class 529-A	$39
Class 529-B	$ -
Class 529-C	$ -
Class 529-E	$1
Class 529-F1	$3
Class R-1	$ -
Class R-2	$ - *
Class R-2E	$ - *
Class R-3	$4
Class R-4	$7
Class R-5	$5
Class R-6	$41
Total	$100

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0200
Class B	$ -
Class C	$ -
Class F1	$0.0200
Class F2	$0.0400
Class 529-A	$0.0200
Class 529-B	$ -
Class 529-C	$ -
Class 529-E	$0.0100
Class 529-F1	$0.0300
Class R-1	$ -
Class R-2	$ -
Class R-2E	$0.0200
Class R-3	$0.0100
Class R-4	$0.0300
Class R-5	$0.0400
Class R-6	$0.0400

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	139,099
Class B	81
Class C	12,932
Class F1	12,679
Class F2	65,523
Total	230,314
Class 529-A	2,111
Class 529-B	8
Class 529-C	341
Class 529-E	73
Class 529-F1	113
Class R-1	181
Class R-2	388
Class R-2E	1
Class R-3	437
Class R-4	388
Class R-5	156
Class R-6	1,038
Total	5,235

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$10.55
Class B	$10.51
Class C	$10.50
Class F1	$10.55
Class F2	$10.56
Class 529-A	$10.54
Class 529-B	$10.51
Class 529-C	$10.50
Class 529-E	$10.54
Class 529-F1	$10.55
Class R-1	$10.51
Class R-2	$10.49
Class R-2E	$10.55
Class R-3	$10.53
Class R-4	$10.54
Class R-5	$10.56
Class R-6	$10.56

* Amount less than one thousand